Exhibit 99.1

XOMA Reports Full Year 2021 Financial Results and Highlights Recent Operational Events

Earned $35 million milestone payment as NIS793 entered Phase 3 clinical study in metastatic pancreatic cancer

Received $1.2 million from three milestone payments, two of which were from a single Janssen asset and one was from Compugen

Earned a $2 million milestone from Rezolute as it dosed the final patient in a Phase 2 open-label study of RZ358 in patients with congenital hyperinsulinism in early 2022

Acquired an economic interest in Roche’s novel bispecific antibody from Affitech SA. This asset has since received commercialization approval from the U.S. Food and Drug Administration (FDA) for the treatment of neovascular or wet age-related macular degeneration (nAMD) and diabetic macular edema (DME). We paid Affitech SA $5 million in milestones upon these approvals

Three drug candidates being advanced by partners received special designations from the FDA in 2021:

NIS793 in combination with standard of care chemotherapy was granted Orphan Drug Designation for the treatment of pancreatic cancer,

DAY101 received Rare Pediatric Disease Designation for the treatment of pediatric low-grade glioma, and

Ficlatuzumab received Fast Track Designation for the treatment of relapsed or recurrent head and neck squamous cell carcinoma

Added eight assets to XOMA’s portfolio of potential milestone and royalty assets in 2021

Ended 2021 with cash and restricted cash of $95.4 million and no debt on XOMA’s balance sheet

Jim Neal named Chairman of the Board of Directors

EMERYVILLE, Calif., March 8, 2022 (GLOBE NEWSWIRE) – XOMA Corporation (Nasdaq: XOMA), a biotech royalty aggregator playing a distinctive role in helping companies achieve their goal of improving human health, reported its 2021 financial results and provided a recent operations update.

“XOMA’s milestone and royalty aggregator business model really began to demonstrate its potential in 2021 and in the first few months of 2022. In 2021, we received $36.2 million in milestone payments, which allowed XOMA to report positive operating cash-flow for the second consecutive year. The anti-TGFß asset we licensed to Novartis in 2015 entered Phase 3 development in 2021, a milestone that resulted in us receiving a $35 million payment. In the past two years, this asset, NIS793, has provided us with a total of $60 million in milestone revenue. Last October, we announced a significant transaction for XOMA, the purchase of rights to a 0.5% commercial payment on faricimab, a BLA-review-stage asset, for a $6 million upfront payment plus potential future milestone payments to Affitech SA. In late January 2022, the FDA gave commercialization approval to this novel bispecific antibody for the treatment of nAMD and DME. This is the first asset under our royalty aggregator model to receive commercialization approval. We recently paid $5 million in milestone payments to Affitech, triggered by these FDA approvals. Another advancement in January 2022 came as Rezolute dosed the final patient with RZ358 in its Phase 2 congenital hyperinsulinism (CHI) study, which triggered a $2 million milestone payment to XOMA. Given our history with RZ358 and the connections we made with the CHI community, we are looking forward to seeing the clinical results when they are announced publicly,” stated Jim Neal, Chairman and Chief Executive Officer of XOMA.

“These are just a few of the advances we’ve seen in our portfolio over the past year. We wish all our partners success in their clinical development efforts, as there are patients in need of additional therapeutic options.

“Our team continues to identify and acquire milestone and royalty licenses to expand and diversify XOMA’s portfolio, with eight assets added in 2021. With a strong foundation firmly established and an outstanding team in place, I decided it was the right time for the Company to proactively initiate a CEO succession plan, and we have launched a formal search. In the meantime, I will remain as CEO and continue to help shape XOMA’s future as Chairman of the Board. I believe 2021 and these first few months of 2022 are just the beginning of what’s to come,” Mr. Neal concluded.

Financial Results

XOMA recorded total revenues of $35.9 million for the fourth quarter of 2021, compared with $27.6 million in the fourth quarter of 2020. The increase for the three months ended December 31, 2021, as compared to the corresponding period of 2020, was primarily due to the $35.0 million milestone earned under the Company’s Anti-TGFß Antibody License Agreement with Novartis International. For the full year of 2021, XOMA recorded revenues of $38.2 million, compared to $29.4 million for the full year of 2020. In 2021, XOMA received milestone revenue of $35.0 million earned under its Anti-TGFß Antibody License Agreement with Novartis, $0.5 million under its license agreement with Compugen, and $0.7 million under its license agreement with Janssen. Revenues for the full year of 2020 reflect $25.0 million in milestone revenue earned under the Company’s Anti-TGFß Antibody License Agreement with Novartis International and $2.0 million earned under XOMA’s collaboration agreement with Takeda.

Research and development (“R&D”) expenses were $42,000 and $36,000, respectively, for the fourth quarters of 2021 and 2020. R&D expenses for the full years of 2021 and 2020 and were $0.2 million.

General and administrative (“G&A”) expenses were $5.5 million for the fourth quarter of 2021, compared to $3.7 million for the fourth quarter of 2020. The increase of $1.8 million for the three months ended December 31, 2021, as compared to the corresponding period of 2020, was due primarily to a $1.1 million increase in stock compensation expense related to a grant of options in connection with Mr. Neal’s amended employment agreement and the reversal of $1.4 million in bad debt expense in the fourth quarter of 2020, partially offset by a decrease of $0.5 million in legal and consulting costs. G&A expenses were $20.5 million for the full year of 2021, compared to $16.8 million for the full year of 2020. The increase of $3.7 million in 2021 as compared with 2020 was primarily due to a $2.2 million increase in stock compensation expense, $0.8 million increase in salary and related expenses, $0.4 million increase in legal and consulting costs and $0.2 million increase in insurance costs.

In the fourth quarter of 2021, G&A expenses included $1.7 million in non-cash stock-based compensation expense, compared with $0.7 million in the fourth quarter of 2020. For the full year of 2021, G&A expenses included $6.2 million in non-cash stock-based compensation expense, compared with $3.9 million of non-cash stock-based compensation expense in 2020. XOMA’s net cash provided by operations in the fourth quarter of 2021 was $30.7 million, as compared with $17.7 million during the fourth quarter of 2020.

XOMA’s net cash provided by operations for the full year of 2021 was $22.7 million compared to $10.1 million in 2020.

In June 2021, the Company repaid its outstanding debt obligations to Silicon Valley Bank and Novartis in full. For the full year of 2021, interest expense was $0.5 million, compared with $1.8 million reported in the full year of 2020. The decrease in interest expense during 2021 reflects the extinguishment of XOMA’s debt obligations.

Other expense, net was $0.4 million for the fourth quarter of 2021, compared to other expense, net of $0.8 million in the corresponding quarter of 2020. Other expense, net was $0.9 million for the full year of 2021, compared to other income, net of $1.2 million for the corresponding period of 2020. The fluctuation in other (expense) income, net for the quarter and year ended December 31, 2021, as compared to the same periods in 2020, is primarily due to the change in the fair value of equity securities XOMA holds in Rezolute, Inc.

Net income for the fourth quarter of 2021 was $29.8 million, compared to net income of $22.7 million for the fourth quarter of 2020. For the full year of 2021, net income was $15.8 million, as compared to $13.3 million for the full year of 2020.

On December 31, 2021, XOMA had cash and restricted cash of $95.4 million. The Company ended December 31, 2020, with cash and restricted cash of $85.8 million. After paying its remaining debt obligations in the second quarter of 2021, XOMA has no debt on its balance sheet. The Company continues to believe its current cash position will be sufficient to fund XOMA’s operations for multiple years.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio with more than 70 assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA and other developments related to faricimab, the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time, and XOMA’s cash sufficiency forecast. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,”

“may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them; and the impact to the global economy as a result of the COVID-19 pandemic. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, all assets in XOMA’s milestone and royalty portfolio, except faricimab, are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Revenue from contracts with customers	$35,424	$27,188	$36,518	$27,941
Revenue recognized under units-of-revenue method	520	392	1,642	1,444

Total revenues	35,944	27,580	38,160	29,385

Operating expenses:
Research and development	42	36	171	170
General and administrative	5,537	3,672	20,460	16,799

Total operating expenses	5,579	3,708	20,631	16,969

Income from operations	30,365	23,872	17,529	12,416
Other (expense) income, net:
Interest expense	—	(360)	(461)	(1,844)
Loss on extinguishment of debt	—	—	(300)
Other (expense) income, net	(430)	(821)	(879)	1,225

Income before income tax	29,935	22,691	15,889	11,797
Income tax (expense) benefit	(91)	(25)	(91)	1,501

Net income and comprehensive income	$29,844	$22,666	$15,798	$13,298

Net income and comprehensive income available to common stockholders, basic	$19,744	$15,555	$7,787	$8,793

Net income and comprehensive income available to common stockholders, diluted	$20,136	$15,957	$7,968	$9,010

Basic net income per share available to common stockholders	$1.75	$1.40	$0.69	$0.82

Diluted net income per share available to common stockholders	$1.67	$1.32	$0.65	$0.78

Weighted average shares used in computing basic net income per share available to common stockholders	11,313	11,082	11,288	10,674

Weighted average shares used in computing diluted net income per share available to common stockholders	12,079	12,059	12,192	11,503

XOMA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$93,328	$84,222
Restricted cash	2,049	1,611
Short-term equity securities	774	—
Trade and other receivables, net	209	263
Income tax receivable	—	1,526
Prepaid expenses and other current assets	613	443

Total current assets	96,973	88,065
Long-term restricted cash	—	531
Property and equipment, net	13	21
Operating lease right-of-use assets	200	359
Long-term royalty and commercial payment receivables	69,075	34,575
Long-term equity securities	—	1,693
Other assets	301	41

Total assets	$166,562	$125,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,072	$456
Accrued and other liabilities	525	642
Income taxes payable	91	—
Contingent consideration under royalty purchase agreements and commercial purchase payment agreements	8,075	75
Operating lease liabilities	195	179
Unearned revenue recognized under units-of-revenue method	1,641	1,452
Contingent liabilities	—	1,410
Current portion of long-term debt	—	8,088
Preferred stock dividend accrual	1,368	—

Total current liabilities	12,967	12,302
Unearned revenue recognized under units-of-revenue method – long-term	11,685	13,516
Long-term debt	—	12,764
Long-term operating lease liabilities	34	229
Other liabilities – long-term	—	50

Total liabilities	24,686	38,861

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	49	49
8.375% Series B cumulative, perpetual preferred stock, 1,600 and zero shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Convertible preferred stock, 5,003 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,315,263 and 11,228,792 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	85	84
Additional paid-in capital	1,307,030	1,267,377
Accumulated deficit	(1,165,288)	(1,181,086)

Total stockholders’ equity	141,876	86,424

Total liabilities and stockholders’ equity	$166,562	$125,285

# # #

Investor contacts:

Juliane Snowden	Justin Frantz
XOMA	Solebury Trout
+1-646-438-9754	+1-937-441-9731
juliane.snowden@xoma.com	jfrantz@troutgroup.com

Media contact:

Kathy Vincent

KV Consulting & Management

+1-310-403-8951

kathy@kathyvincent.com